UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

FLUX POWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On July 11, 2019, Flux Power Holdings, Inc., a Nevada corporation (the “Company”) issued a press release in which it disclosed its preliminary revenues and gross profit margin for the fourth quarter and fiscal year ended June 30, 2019. A copy of this press release is furnished herewith as Exhibit 99.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and in this Item 2.02 have been furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language.

Item 3.03    Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03    Amendments of Articles of Incorporation; Change in Fiscal Year.

On July 9, 2019, the Company filed a Certificate of Change (the “Certificate”) with the Nevada Secretary of State of Nevada to effectuate a reverse split of the Company’s common stock at a ratio of 1 for 10 (the “Reverse Split”). The Reverse Split became effective on July 11, 2019 at 6:00 pm (EST) (“Effective Date”). Beginning with the opening of the market on July 12, 2019, the Company’s common stock was quoted on the OTCQB under the symbol “FLUXD” on a post Reverse Split basis under a new CUSIP number 344057 302.

On the Effective Date of the Reverse Split, every 10 pre-split shares of common stock outstanding was automatically combined into one new share of common stock without any action on the part of the holders and with no change in the par value per share of $0.001. In addition, all options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock were proportionally adjusted to reflect the Reverse Split. The Reverse Split also proportionately reduced the number of authorized shares of common stock and authorized shares of preferred stock. All fractional shares of common stock were rounded up to the nearest whole share. No fractional shares were issued as a result of the Reverse Split. Holders of fractional shares outstanding after the Reverse Split received one full share of post-Reverse Split share.

The Reverse Split reduced the number of shares of the Company’s outstanding shares of common stock from approximately 51 million pre-Reverse Split shares to approximately 5.1 million post-Reverse Split shares.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01    Other Events.

On July 11, 2019, the Company issued a press release with respect to the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Change

99.1	Press Release dated July 11, 2019 announcing preliminary revenues and gross profit margin for the fourth quarter and fiscal year ended June 30, 2019

99.2	Press Release dated July 11, 2019 announcing 1 for 10 reverse stock split

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

Dated: July 12, 2019	By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

3